Company Contact:

TSS, Inc.

Maura McNerney, Chief Financial Officer

Phone: (410) 423-7300

TSS, INC. REPORTS FULL YEAR AND FOURTH QUARTER 2013 FINANCIAL RESULTS

COLUMBIA, MD – April 15, 2014 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

Anthony Angelini, Chief Executive Officer of TSS, stated, “We continue to make progress on building out our service offering and improving our execution. In 2013, we solidified our market positioning in both the traditional and modular data center service markets. We believe we have solid and exciting growth opportunities in front of us, on which we can build a strong and consistently profitable business. We continue to focus on growth in our business while continuing to manage our cost structure.”

Commenting on the quarterly results, Angelini stated, “Our fourth quarter reflected significant improvement in our systems integration business, steady volume in our construction management business and a relatively slower period for new modular deployments. Our balance sheet improved during the quarter and we expect to see improved operating results as we move through 2014.”

Year End 2013 Financial Highlights:

●	Full year 2013 revenue of $44.4 million, compared with $47.7 million in 2012.

●	Gross profit of $9.0 million, compared with $9.4 million in 2012.

●	Normalized Adjusted EBITDA loss of $1.0 million, compared with Normalized Adjusted EBITDA loss of $0.3 million in 2012.

●	Net loss of $2.8 million, or $(0.19) per basic and diluted share, compared with net loss of $4.0 million or $(0.28) per basic and diluted share, in 2012.

●	Cash at year end of $3.3 million and restricted cash of $0.5 million.

Fourth Quarter Financial Highlights:

●	Fourth quarter 2013 revenue of $13.1 million, compared with $8.6 million in the fourth quarter of 2012.

●	Gross profit of $2 million, compared with $2.4 million in the fourth quarter of 2012.

●	Normalized Adjusted EBITDA loss of $0.4 million, compared with Normalized Adjusted EBITDA income of $0 million in the fourth quarter of 2012.

●	Net loss of $0.8 million, or $(0.05) per basic and diluted share, compared with net loss of $0.2 million, or $(0.01) per basic and diluted share, in the fourth quarter of 2012.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the year ended 2013 financial results for today at 4:30 p.m. Eastern Daylight Time. To participate on the conference call, please dial 888-428-9480 toll free from the U.S., or 719-457-2645 for international callers. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Tuesday, April 22, 2014. The audio replay can be accessed by dialing 1-888-203-1112 locally or 719-457-0820 toll free then enter access ID number 8865972. Additionally, a replay of the webcast will be available approximately two hours after the conclusion of the call, and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, acquisition expenses and certain other non-recurring costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

TSS, Inc.

Condensed Consolidated Balance Sheets

	December 31,
	2013	2012
Current Assets:
Cash and cash equivalents	$3,290,989	$5,608,322
Restricted cash	501,565	-
Contract and other receivables, net	8,410,078	7,525,340
Costs and estimated earnings in excess of billings on uncompleted contracts	543,940	813,348
Inventories, net	216,676	-
Prepaid expenses and other current assets	448,004	429,089
Total current assets	13,411,252	14,376,099
Fixed assets, net	436,632	273,451
Goodwill	1,906,688	1,768,861
Other intangible assets, net	1,116,157	60,000
Other assets	154,535	19,358
Total assets	$17,025,264	$16,497,769

Current Liabilities:
Convertible notes payable, current portion, net	$137,000	$500,000
Borrowings under credit facility	3,000,000	-
Accounts payable and accrued expenses	7,589,522	5,753,347
Billings in excess of costs and estimated earnings on uncompleted contracts	2,316,360	3,028,627
Total current liabilities	13,042,882	9,281,974
Convertible notes, less current portion	722,843	1,957,301
Other liabilities	9,423	52,626
Total liabilities	13,775,148	11,291,901

Commitments and Contingencies	-	-

Stockholders’ Equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $.0001 par value, 49,000,000 shares authorized; 15,395,191 and 15,087,526 issued; 14,572,002 and 14,278,772 outstanding at December 31, 2013 and December 31, 2012, respectively	1,540	1,509
Additional paid-in capital	67,152,576	66,305,764
Treasury stock 823,189 and 808,754 shares at cost at December 31, 2013 and December 31, 2012, respectively	(1,511,686)	(1,503,496)
Accumulated deficit	(62,392,314)	(59,597,909)
Total stockholders' equity	3,250,116	5,205,868
Total liabilities and stockholders’ equity	$17,025,264	$16,497,769

TSS, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenue	$13,066,342	$8,556,779	$44,428,946	$47,674,127
Cost of revenue	11,039,424	6,133,520	35,456,456	38,235,561
Gross profit	2,026,918	2,423,259	8,972,490	9,438,566
Selling, general and administrative expenses	2,581,879	2,495,945	11,191,532	10,456,119
Restructuring and other charges	-	-	-	279,286
Depreciation and amortization	163,779	74,722	357,932	291,709
Impairment loss on goodwill	-	-	-	2,071,000
Loss from operations	(718,740)	(147,408)	(2,576,974)	(3,659,548)
Interest expense, net	(68,917)	(24,784)	(197,431)	(140,783)
Other expense, net	-	-	(20,000)	(160,000)
Loss before income taxes	(787,657)	(172,192)	(2,794,405)	(3,960,331)
Income tax provision	-	-	-	-
Net loss	$(787,657)	$(172,192)	$(2,794,405)	$(3,960,331)

Basic loss per share	$(0.05)	$(0.01)	$(0.19)	$(0.28)
Weighted average common shares outstanding	14,386,295	14,269,355	14,375,040	14,172,513

Diluted loss per share	$(0.05)	$(0.01)	$(0.19)	$(0.28)
Diluted weighted average common shares outstanding	14,386,295	14,269,355	14,375,040	14,172,513

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

	Unaudited
	Three Months Ended December 31,		For the year ended December 31,
	2013	2012	2013	2012
Net loss	$(787,657)	$(172,192)	$(2,794,405)	$(3,960,331)

Interest expense, net	69,917	24,784	197,414	140,783
Depreciation and amortization	163,779	74,722	357,932	291,709
EBITDA	(553,961)	(72,686)	(2,239,059)	(3,527,839)

Equity compensation	108,893	97,642	401,806	458,772
Impairment loss on goodwill	-	-	-	2,071,000
Bad debt	5,953	(9,932)	22,783	45,358
Adjusted EBITDA	(439,115)	15,024	(1,814,470)	(952,709)

Severance expense	12,263	-	269,363	783,803
Legal, consulting and other charges	(30,216)	-	152,492	160,000
Loss on disposal of assets	-	-	41,219	-
Acquisition expenses	19,802	-	324,883	-
Normalized adjusted EBITDA	$(437,266)	$15,024	$(1,026,513)	$(8,906)